MLX CORP.
1000 Center Place
Norcross, Georgia 30093

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of MLX Corp. (the "Company") at Kilpatrick & Cody,
27th Floor, 1100 Peachtree Street, Atlanta, Georgia, on May 1,
1996, at 11:00a.m., Atlanta time.

The Annual Meeting will be held for the following purposes:

1.  To elect seven directors to hold office until the next Annual

    Meeting of Shareholders or until their successors are elected andqualified.

2.  To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March
15,1996, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1995 is enclosed.

By Order of the Board of Directors,



Theodore R. Kallgren, Secretary


Norcross, Georgia
April 2, 1996


The vote of every shareholder is important, and your cooperation in returning your executed proxy promptly will be appreciated. The proxy is revocable and will not affect your right to vote in person if you attend the meeting. It will, however, help to avoid added proxy solicitation costs.



MLX Corp.
1000 Center Place
Norcross, Georgia 30093

PROXY STATEMENT
for Annual Meeting of Shareholders
to be held on May 1, 1996.
INTRODUCTION

April 2 , 1996

This Proxy Statement and the enclosed proxy, which is first being mailed to the shareholders of MLX Corp. (the "Shareholders") on approximately April 2, 1996, is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of MLX Corp. ("MLX" or the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of Kilpatrick & Cody, 27th Floor, 1100 Peachtree Street, Atlanta, Georgia on May 1, 1996, at 11:00 EDT, and at any subsequent time which may be necessary by an adjournment or adjournments thereof.

Proxies in proper form received by the time of the meeting will be voted as specified. A shareholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Shares cannot be voted at the meeting unless the holder is present or represented by proxy.

The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of Meeting, Proxy Statement, form of proxy and other soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock (the "Common Stock"), is to be borne by the Company. Directors, officers and employees of the Company may also solicit proxies, but without compensation, by further mailings, personal conversations or by telephone. The Company may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses incurred in sending the proxy materials to principals and beneficial owners.

Each shareholder is entitled to one vote per share of Common Stock held as of the Record Date. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on,all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. The vote required for the election of directors is a plurality of the votes cast at an election, provided a quorum is present. Thus, with respect to election of directors, an abstention or broker non-vote will have no effect.

The Board of Directors of the Company (the "Board"), in accordance with the Bylaws, has fixed the close of business on March 15, 1996, as the record date for determining the Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Company was 2,607,384 shares of Common Stock, $.01 par value, each of which is entitled to one vote.

ELECTION OF DIRECTORS

BOARD OF DIRECTORS:

The Bylaws of the Company provide for a Board of Directors consisting of from six to ten directors. The Bylaws also provide that the directors, by a vote of a majority, have the power, within such limits, to fix the number of directors that shall constitute the whole Board and to fill vacancies for the unexpired term by an affirmative majority vote. The current number of directors is set at seven.

The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to standing Audit, Compensation and Funds Management Committees. Members of each standing committee are normally elected by the Board at its organizational meeting following the Annual Meeting of Shareholders. The Board of Directors has no nominating committee or other committee which performs a similar function.

MEETINGS OF THE BOARD OF DIRECTORS:

There were five meetings of the Board of Directors in 1995. In addition to the meetings of the Board of Directors and its committees at which all formal actions are taken, additional time on the part of the Company's directors is required to be expended in the frequent review of Company matters and documents and in numerous communications with the chairman and other executives during periods between meetings.

COMMITTEES OF THE BOARD OF DIRECTORS:

The Audit Committee of the Board of Directors, which met two times during 1995, has as its primary responsibilities the selection and recommendation of an independent certified public accounting firm to be appointed by the Board as the Company's independent auditors, to review the scope and results of the audit, and to evaluate the adequacy of and compliance with the Company's internal accounting procedures and controls. The members of the Audit Committee are:

W. John Roberts-Chairman * S. Sterling McMilllan, III * Alfred
R.Glancy III * J. William Uhrig

The Compensation Committee of the Board of Directors, which met twice during 1995, has as its primary responsibilities the review of the Company's salary administration program, the review of the salaries of the officers of the Company, and recommendations with respect to such salaries to the full Board, and the review and approval of any recommendations made by management for awards under the MLX Corp. Stock Option and Incentive Award Plan. The members of the Compensation Committee are:

Alfred R. Glancy III-Chairman * Willem F.P. de Vogel * W. John
Roberts

The Funds Management Committee of the Board of Directors, which met twice during 1995, has as its primary responsibilities the review of the Company's investment policies and practices and counseling with management on investments, investment strategies and approval of certain funds transfers. The members of the Funds Management Committee are:

W. John Roberts * H. Whitney Wagner * J. William Uhrig

NOMINEES FOR THE BOARD OF DIRECTORS:

Seven directors are to be elected at the Annual Meeting of Shareholders to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The nominees for election as directors who are named below are willing to be elected and to serve. However, in the event that a nominee at the time of election is unable to serve, or is otherwise unavailable for election, the Board of Directors may select a substitute nominee. Information concerning the business experience of the nominees appears in the following section. The nominees for directors are:

Brian R. Esher * Alfred R. Glancy III * S. Sterling McMillan, III
J. William Uhrig * W. John Roberts * H. Whitney Wagner * Willem
F.P. de Vogel

IT IS INTENDED THAT PROXIES SOLICITED BY THE BOARD OF DIRECTORS
WILL BE VOTED FOR (UNLESS OTHERWISE DIRECTED) THE ELECTION OF THE
SEVEN NOMINEES NAMED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Principal Shareholders. The following table lists the shareholders known to the Company to be the beneficial owners of more than five percent of the Common Stock of the Company as of March 15, 1996. The information concerning beneficial ownership was obtained from the Company's records or from filings with the Securities and Exchange Commission on Forms 13D or 13G.



Names and Addresses of                 Amount and Nature of
Percent of
Beneficial Owners                      Beneficial Ownership
 Class
 Three Cities Holdings Limited               851,456(1)              32.66%
  c/o Craigmuir Chambers
  P.O. Box 71: Road Town
  Tortola
  British Virgin Islands



The Equitable Life Assurance                 178,914(2)               6.86%
Society of the United States
  1285 Avenue of the Americas
  New York, New York  10019



Teribe Limited                               136,722(3)               5.24%
  c/o Craigmuir Chambers
  P.O. Box 71; Road Town
  Tortola
  British Virgin Islands



(1) Three Cities Holdings Limited has sole and irrevocable power to vote and dispose of 851,456 shares of Common Stock that are owned of record by the following group of investors (the "Investor Group"): Terbem Limited (374,244 shares - 14.35%), Mitvest Limited (47,107 shares - 1.81%), Tinvest Limited
   (201,286 shares - 7.72%), Bobst Investment Corp. ( 59,961
    shares - 2.30%), and TCR International Partners, LP (168,858 shares - 6.48%). Each member of the Investor Group is an investment vehicle established for the purpose of investing in securities of other enterprises in various parts of the world, and the Investor Group acquired the shares of Common Stock as participants in an equity portfolio fund managed by Three Cities Holdings Limited. Three Cities Holdings Limited is the parent company of Three Cities Research, Inc. and an affiliate of Teribe Limited. Shares owned by Teribe Limited are not included in Three Cities Holdings Limited's beneficial ownership. Mr. Willem F.P. de Vogel, a director of the Company, is President of Three Cities Research, Inc., and Messrs. Uhrig and Wagner, directors of the Company, are Managing Directors of Three Cities Research, Inc. See Notes 5 and 6 under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS - Directors and Officers."

(2) Included in the Equitable Life Assurance Society of the
    United States' ("Equitable") beneficial ownership are 107,348 shares owned directly by Equitable and 71,566 shares owned by its wholly-owned subsidiary Equitable Variable
    Life Insurance Company.

(3) Teribe Limited is a wholly owned subsidiary of Real Limited, a British Virgin Islands international business company ("Real"). Real is a subsidiary of Entreprises Quilmes S.A., a Luxembourg holding company whose shares are listed and traded on the Paris and Luxembourg Stock Exchanges. One of the members of the Investor Group described in Note 1 above, Tinvest Limited, is a subsidiary of Real and is also an affiliate of Three Cities Research, Inc. Teribe Limited disclaims beneficial ownership of the shares owned by Tinvest Limited.

Directors and Officers. The following information concerning beneficial ownership of the Common Stock of the Company at March 15, 1996, by directors, executive officers and by directors and executive officers as a group was furnished by the respective directors or officers or obtained from the records of the Company.


                            Exercisable                                         Percent of
                               Stock                                             Common
Name or Group                 Options          Other            Total             Stock

Brian R. Esher               190,400                  0        190,400             6.8%

Alfred R. Glancy III           1,000            3,300(2)         4,300             (7)

S. Sterling McMillan, III      1,000           13,726(3)        14,726             (7)

W. John Roberts                1,000              600(4)         1,600             (7)

Willem F.P. de Vogel               0            1,950(5)         1,950             (7)

J. William Uhrig                   0                 (6)             0             (7)

H. Whitney Wagner                  0                 (6)             0             (7)

Thomas C. Waggoner            30,833                   0        30,833             1.2%

Theodore R. Kallgren           2,000               124           2,124             (7)

All directors and
executive officers,
including those named
above (9 persons)            226,233            19,700         245,933             8.7%


(1) Includes shares subject to options which are exercisable within sixty days of March 15, 1996.

(2)  Included in the other amount shown for Mr. Glancy are 3,000 shares in which he has sole voting and investment power, 100 shares owned by his wife and 200 shares owned by his children in which he has no voting or investment power.

(3) Included in the other amount shown for Mr. McMillan are 6,526 shares in which he has sole voting and investment power, 600 shares which are owned by his wife in which he has no voting or investment power, 1,445 shares which are owned by his children in which he has no voting or investment power, 1,603 shares held by trusts in which Mr. McMillan as trustee has sole or shared voting and investment power, and 3,552 shares held by a trust in which Mr. McMillan is a possible beneficiary over which he has only advisory voting and investment power. Excluded from the table are 40,010 shares for which Mr. McMillan is an investment advisor and/or trustee with discretionary investing and/or voting power in which Mr.
     McMillan disclaims any beneficial interest.

(4) The shares indicated for Mr. Roberts are owned jointly with his wife.

(5) Mr. de Vogel is President of Three Cities Research, Inc., a wholly owned subsidiary of Three Cities Holdings Limited and an affiliate of Enterprises Quilmes S.A., which indirectly owns Teribe Limited (see Note 3 under "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS - Principal Shareholders"). None of the shares beneficially owned by Three Cities Holdings Limited and Teribe Limited is included in Mr. de Vogel's beneficial ownership.

(6) Messrs. Uhrig and Wagner are both Managing Directors of Three Cities Research, Inc. None of the shares owned by Three Cities Holdings Limited and Teribe Limited is included in the beneficial ownership of Messrs. Uhrig and Wagner.

(7)  Less than 1%.


BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

The following information with respect to business experience has been furnished by the respective officer, director or nominee for director.

Brian R. Esher, age 47, Chairman and Chief Executive Officer of the Company. Director of the Company since February 1991. He was previously employed by Pameco Corp. as Chairman and Chief Executive Officer from February 1991 to March 1996. See "COMPENSATION INTERLOCKS AND RELATED TRANSACTIONS." Prior to joining Pameco, Mr.Esher was employed by Environmental Control Group, Inc., a full service publicly traded hazardous materials abatement consulting,insurance, contracting and product distribution services firm, as its Chairman, President & Chief Executive Officer from September 1989 to January 1991. Previously, Mr. Esher served as Executive Vice President of A.B. Dick Company, a manufacturer and distributor of printing and graphic arts equipment and supplies from August 1988 to March 1989. Prior to this position, he was employed as Senior Vice President of Itek Graphix Corp. from 1985 until its acquisition by A.B. Dick in August 1988. He currently serves as a board member of Pameco Holdings, Inc. and Bennett Pumps, Inc.

Alfred R. Glancy III, age 58. Chairman, President and Chief Executive Officer of MCN Corporation, a holding company with subsidiaries engaged in natural gas distribution, transmission, storage and technology development and computer operations services. Director of the Company since 1985. Mr. Glancy joined Michigan Consolidated Gas Company, a subsidiary of MCN, in 1962 and has held the position of Chairman since 1984 and Chief Executive Officer from 1984 until September 1992. In 1988, through a corporate reorganization, Michigan Consolidated Gas Company became a subsidiary of MCN Corporation. Mr. Glancy has been Chairman and Chief Executive Officer since the reorganization. Mr. Glancy is also a director of NBD Bancorp, Inc. and NBD Bank.

S. Sterling McMillan, III, age 57. Vice Chairman of Greenleaf Capital Management, an investment company. Director of the Company since 1985. Mr. McMillan has held his current position since 1986. Prior to joining Greenleaf, Mr. McMillan was employed by Cleveland-Cliffs Inc. as Vice President-Finance (1983-1986).

W. John Roberts, age 64. Retired Senior Vice President-Finance and Treasurer of the Amerisure Companies, a group of affiliated companies providing property, casualty and life insurance. Director of the Company since 1985. Mr. Roberts joined Michigan Mutual Insurance Company, the parent organization for Amerisure Companies, as Vice President-Finance in 1982 and was Senior Vice President-Finance and Treasurer from 1985 until his retirement in March 1991.

J. William Uhrig, age 34. Managing Director of Three Cities Research, Inc., a firm engaged in the investment and management of private capital. Director of the Company since 1993. Mr. Uhrig joined Three Cities in 1984. Prior to December 1991, Mr. Uhrig was the Managing Director of TCR Europe Ltd. Mr. Uhrig has been nominated at the behest of the Investor Group pursuant to the terms of a Nomination Agreement between the Investor Group and the Company. See "COMPENSATION COMMITTEE INTERLOCKS AND RELATED TRANSACTIONS." Mr. Uhrig received his Master of Business Administration from the University of Chicago in 1984, and graduated from Purdue University in 1982.

Willem F.P. de Vogel, age 45. President of Three Cities Research, a firm engaged in the investment and management of private capital. Director of the Company since 1986. Mr. de Vogel joined Three Cities in 1977 and has been the President of Three Cities since 1982. Mr. de Vogel also serves as a director of Computer Associates International.


Thomas C. Waggoner, age 51. President and Chief Financial Officer of the Company. Mr. Waggoner joined the Company in March 1991 as its Vice President and Chief Financial Officer. He was promoted to President in 1995. He was previously employed by Forstmann & Company from 1986 to 1990 as its Vice President and Chief Financial Officer. Prior to that position, he was employed during 1984 and 1985 by Breneman Company as its Vice President of Finance and Administration. From 1971 to 1983 he was employed by Deloitte, Haskins & Sells.

H. Whitney Wagner, age 40. Managing Director of Three Cities Research, Inc., a firm engaged in the investment and management of private capital. Director of the Company since 1993. Mr. Wagner joined Three Cities in 1983. Mr. Wagner also serves as a director of Garden Ridge Corporation. Mr. Wagner has been nominated at the behest of the Investor Group pursuant to the terms of a Nomination Agreement between the Investor Group and the Company. See "COMPENSATION COMMITTEE INTERLOCKS AND RELATED TRANSACTIONS." Mr. Wagner was employed as a Corporate Banking Officer with Chemical Bank prior to joining Three Cities (1978-1983).

Theodore R. Kallgren, age 34. Vice President of Finance, Treasurer and Secretary of the Company. Mr. Kallgren joined the Company in May 1988 and has served as its Vice President of Finance and Treasurer since June 1991. He has served as its Secretary since June 1995. He was previously employed by Ernst & Whinney from 1984 to 1988. He is also currently employed as Chief Financial Officer for Pameco Holdings, Inc. See "COMPENSATION COMMITTEE INTERLOCKS AND RELATED TRANSACTIONS."

REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation Summary

The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the last three fiscal years of the Company to or on behalf of the Company's Chief Executive Officer and the one other executive officer whose compensation, including salary and bonus, exceeded $100,000 during the last fiscal year.


                               Summary Compensation Table


                             Annual Compensation                      Long-Term Compensation

                                                                               Awards                Payouts  All Other
                                                                                                               compen-
                                                                                                               sation
                                                                 Other    Restricted  Securities      LTIP
Name and Principal      Year      Salary ($)  Bonus ($)          annual    stock      underlying     payouts
Position                                                         compen-  award(s)     Options/        ($)
                                                                 sation     ($)        SARs #

Brian R. Esher         1995       $  70,187   $ 37,500             0         0              0           0         0
  Chairman and         1994         125,000     75,000             0         0              0           0         0
  Chief Executive      1993         106,089    425,000             0         0              0           0         0
  Officer

Thomas C. Waggoner     1995       $ 131,508   $150,000             0         0         30,000           0         0
  President and Chief  1994         135,000     70,000             0         0         12,500           0         0
  Financial Officer    1993         126,666     60,000             0         0          7,500           0         0


Compensation Committee Report on Executive Compensation

PRESIDENT & CEO COMPENSATION

Decisions on compensation and bonuses for the President and Chief
Executive Officer are made by the three member Compensation
Committee of the Board of Directors, each of whom is a non-employee Director.

Mr. Esher's compensation during 1995 was governed by his Employment Agreement with the Company, which was first entered into in 1991. The initial Employment Agreement was amended on February 11, 1992 in light of the decreased size of the Company following the sale of the Company's Refrigeration and Air Conditioning Group and to reflect the responsibilities Mr. Esher acquired as Chief Executive Officer of Pameco Holdings, Inc. The Employment Agreement was again amended, effective January 1, 1994 and January 1, 1995, and extended on terms reflective of MLX's current financial condition and size. Effective with the sale of S.K. Wellman in June 1995, Mr. Esher's salary was decreased from $125,000 per year to $12,000 per year and all incentive compensation for the remainder of 1995 was eliminated. Mr. Esher's annual bonus for 1995, calculated on a pro-rata basis through the end of June 1995, was based on the Company's performance versus its budgeted pre-tax operating income (the "Goal"). If the Company earned 90% of its Goal, Mr. Esher would receive a bonus of $25,000. For every percentage point by which the Company exceeded 90% of its Goal, Mr. Esher received an additional $2,500 in bonus payments, up to a maximum of $75,000 if the Company earned 110% or more of its Goal. Mr. Esher's Employment Agreement was extended through December 31, 1996 based on a $12,000 annual salary and no incentive compensation. However, the salary and incentive compensation provided to Mr. Esher will be renegotiated if the Company should acquire an operating business during 1996.

GENERAL

The Company's compensation programs have been designed to enable the Company to attract, motivate and retain senior managers and key employees by providing a total compensation opportunity based upon individual and unit performance. The Company's compensation program provides for competitive base salaries, annual incentive bonus opportunities, competitive benefits (health, life, disability, vacation, and defined contribution retirement) with employee contributions and long term stock options. This compensation program aligns the interest of the Company's management and its shareholders to build long term value and improve the return to the Company's shareholders. It is the Company's policy to structure its compensation programs so that all compensation is deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code.

SALARIES

Only the Chairman and CEO of MLX is engaged pursuant to an employment agreement. All other officers are employed as employees at will. Salaries of the other executive officer are determined by the Chairman and CEO (subject to approval by the Compensation Committee) and are based upon salary grades assigned to positions and the relative experience and performance of the individual. Salary grades are reviewed annually and compared to industry and geographic wage and salary surveys conducted by several independent trade associations, which include data gathered from thousands of employers. The identity of the employers included in such surveys is typically not of significance to the Company (one survey does not even identify participants); rather, the size and geographic location of groups of employers are the most significant factors considered. The Company generally attempts to set its salaries near the midpoint of the salary ranges of comparably sized employers.

Typically, individual executives are reviewed annually and their performance evaluated against their objectives for the period of evaluation. Such objectives include measurements of revenue generation, operating profit, asset management, cash flows, cost improvements, quality in customer service, in each case depending upon the responsibilities of the executive. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered. For 1995, these objectives were determined to have been met or exceeded for Mr. Waggoner, resulting in the salary increase reflected in the Summary Compensation Table above.

BONUS COMPENSATION

All executive officers other than the Chairman and CEO are granted bonus opportunities under the Company's Senior Management Discretionary Bonus Plan, which defines the administration and goal measurements of each key position. This plan is updated annually and target bonus opportunities assigned to qualifying managers. Payments are granted annually based upon achievement of goals which are also established annually. For Mr. Waggoner, these goals include profitability, lender matters, common stock and NASDAQ matters, financial reporting and income tax compliance, and mergers and acquisitions. Each goal is assigned a relative weight of 10% to 25%. In each case, these targets were substantially met in 1995, resulting in the bonus for Mr. Waggoner reflected in the Summary Compensation Table above.

OPTION GRANTS

The Company uses grants of stock options under its 1985 Stock Option Plan and its 1995 Stock Option and Incentive Award Plan (the "Stock Option Plans") to its key employees and executive officers to closely align the interests of such employees and officers with the interests of its shareholders. The Company's Stock Option Plans are administered by the Compensation Committee, which determines the persons eligible, the number of shares subject to each grant, the exercise price thereof and the other terms and conditions of the option. Options granted under the Stock Option Plans have an exercise price equal to at least 100% of the market price of the Common Stock on the date that the option is granted, and the term of any option granted is from five (5) to ten (10) years. Option grants typically vest over a three year period, subject to continued employment.

THE COMPENSATION COMMITTEE

Alfred R. Glancy III, Chairman
Willem F.P. de Vogel
W. John Roberts

Five-Year Shareholder Return Comparison

Set forth below is a line graph comparing for the five-year period ended December 31, 1995, the cumulative total shareholder return (stock price increase plus dividends, divided by beginning stock price) on the Company's Common Stock with that of (i) all U.S. companies quoted on NASDAQ and (ii) non-financial companies quoted on NASDAQ. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


Comparison of Five Year Cumulative Total Return
Among the Company, The NASDAQ Stock Market and NASDAQ Non-Financial Stocks



[Table replaces graft that goes here]

                           12/31/90    12/31/91    12/31/92    12/31/93    12/31/94    12/31/95

MLX Common Stock           100,000      74,933     133,333     140,000     120,000     266,667

NASDAQ Stock Market        100,000     160,564     186,866     214,511     209,686     296,304

NASDAQ Non-Financial       100,000     160,983     176,089     203,323     194,855     267,923


Option Grants

The following table sets forth information with respect to grants of stock options under the Company's Stock Option Plans during the last fiscal year to the Company's Chief Executive Officer and the other executive officer named in the Summary Compensation Table See "REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS - Employment Agreements with Executive Officers." No stock appreciation rights were granted during the last fiscal year. In addition, in accordance with Securities and Exchange Commission rules, the hypothetical gains or "options spreads" that would exist for the respective options, based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term, are also reflected:

Option Grants in Last Fiscal Year

                                         Individual Grants

                                                                                     Potential realizable value
                                                                                     at assumed annual rates of
                                                                                    stock price appreciation for
                                                                                           option term(1)
       Name            Number of    Percent of     Exercise or     Expiration          5%($)          10%($)
                       securities  total options   base price         date
                       underlying    granted to      ($/Sh)
                        options      employees
                        granted    in fiscal year

 Brian R. Esher           0              0              0               0                 0            0


 Thomas C. Waggoner    30,000(2)       100%           $9.25         7/25/2005         $174,518      $442,264


(1) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and holding of Common Stock are dependent upon the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(2)  The options are exercisable in one-third increments on July
     26, 1995, 1996, and 1997.

Option Exercises and Fiscal Year-End Values

The following table shows for the Company's Chief Executive Officer and the other executive officer named in the Summary Compensation Table above the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1995, and the values for "in-the-money" options, based on the positive spread between the exercisable price of any such existing stock options and the year-end price of the Company's common stock.


                               Aggregated Option Exercises in Last Fiscal Year
                                      and Fiscal Year-End Option Values


                                                 Number of unexercised       Value of unexercised
                     Shares           Value     options at December 31,     in-the-money options at
  Name             Acquired on      Realized     1995 (No. of shares)         December 31, 1995(1)
                   Exercise (#)       ($)      Exercisable  Unexercisable   Exercisable  Unexercisable
Brian R. Esher         0               0         190,400              0       $952,000             0

Thomas C. Waggoner     0               0          30,833         24,167       $138,124        40,002

(1)  Based on closing stock price of $10.00 on December 31, 1995.


Directors Fees

Directors who are not employees of the Company receive a quarterly retainer of $2,500 and a meeting fee of $400 per meeting attended.

Employment Agreements with Executive Officers

Effective as of February 11, 1991, the Company and Brian R. Esher entered into an employment agreement wherein Mr. Esher agreed to be employed as the Chairman, President & Chief Executive Officer of MLX for a period of three years, subject to earlier termination for cause as provided in the agreement. Mr. Esher's employment agreement was amended as of February 11, 1992, as a result of the substantial change in the Company resulting from the sale of its Refrigeration & Air Conditioning Group (the "RAC Group"). The Amendment acknowledged the other duties that Mr. Esher had as the Chief Executive Officer of the new Refrigeration & Air Conditioning group company, Pameco Holdings, Inc. See "COMPENSATION COMMITTEE INTERLOCKS AND RELATED TRANSACTIONS."

Based on a review of Mr. Esher's employment agreement, the Company and Mr. Esher amended his employment agreement effective as of January 1, 1994 , 1995 and 1996, in each case to extend the term until the end of the calendar year. Under the terms of the currently amended agreement, Mr. Esher will receive a base salary of $12,000 per year. The salary and incentive compensation provided to Mr. Esher will be renegotiated in the event the Company acquires an operating business in 1996.

Under the terms of his original 1991 employment agreement, Mr. Esher received an option to purchase 190,400 shares of Common Stock, at a price of $5.00 per share, exercisable (subject to vesting schedules which have been satisfied) at any time or from time to time prior to February 10, 1998. In the event that any existing or new shareholders increase their percentage ownership interest of the Company's Common Stock by 5% or more, then simultaneously with such acquisition, the options held by Mr. Esher will be converted to a stock appreciation right ("SAR") which will have substantially identical economic results to Mr. Esher. Any SAR held by Mr. Esher may be converted into an option having the same terms and conditions as the original option by the vote of a disinterested majority of the Board and any such option will once again be subject to conversion into an SAR, as provided above. Conversion of Mr. Esher's options to an SAR and back to options will have no economic impact upon other option holders.

COMPENSATION COMMITTEE INTERLOCKS AND RELATED TRANSACTIONS

Messrs. de Vogel, Glancy and Roberts served on the Compensation Committee of the Board of Directors for the past fiscal year. None of the members of the committee served as an officer of the Company. On March 19, 1992, the Company consummated a sale of its RAC Group and a restructuring of the Company's and its subsidiaries' debt obligations to it senior lenders (such sale and debt restructuring are referred to collectively herein as the "1992 Restructuring"). Following its sale of the RAC Group, the Company entered into a Management Services Agreement, dated March 19, 1992 (the "Management Services Agreement"), with Pameco Holdings, Inc., the purchaser of the RAC Group, pursuant to which the Company provided management, operational and administrative services to the RAC Group for a fee of $30,000 per month. In 1993, this agreement was amended to provide for the transfer of certain employees to Pameco Holdings and for the Company to pay a monthly fee of $5,000 to Pameco Holdings for shared expenses, including the lease of common office space and for the services of the transferred employees. This amount was adjusted to $4,500 per month for 1996. Under the Management Services Agreement, Pameco Holdings paid the Company $81,500 in fees (net of amounts paid by the Company to Pameco Holdings under the post-amendment version of the Management Services Agreement) during 1993. The Company paid $60,000 to Pameco Holdings under this arrangement during 1994. As an integral part of the 1992 Restructuring, Brian
R. Esher and Pameco Holdings entered into an employment agreement providing that in addition to his duties as the Chairman and Chief Executive Officer of the Company, Mr. Esher will perform other duties as the Chairman, President and Chief Executive Officer of Pameco Holdings. Effective April 1, 1996 Mr. Esher ended his employment with Pameco Holdings but continues to serve on the board of that company. See "Employment Agreements with Executive Officers" under the caption "REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS" above for additional details concerning Mr. Esher's employment arrangements with the Company. Mr. Kallgren, an executive officer of the Company, is also an employee of Pameco Holdings.

The Investment Group that purchased the assets of the RAC Group included Mr. Esher and was led by Three Cities Research, Inc., a firm engaged in the investment and management of private capital. Willem F.P. de Vogel, a member of the Board since 1986 and a member of the Company's Compensation Committee, is the President of Three Cities Research, Inc. Messrs. Uhrig and Wagner, directors of the Company, are both Managing Directors of Three Cities Research, Inc.


RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Ernst & Young LLP has served as the Company's independent accountants for many years, including the year ended December 31, 1995. The selection of independent accountants is subject to annual review and recommendation by the Audit Committee and final decision by the Board of Directors. The selection of independent accountants for 1996 has not yet been made. The Company's Bylaws do not require that the shareholders approve the selection of independent accountants. A representative of Ernst & Young LLP is expected to be at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

MISCELLANEOUS

SHAREHOLDER PROPOSALS

Pursuant to the general rules under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 1996 Annual Meeting of Shareholders must be received by management of the Company at its executive offices on or before December 31, 1996.

OTHER MATTERS

It is not expected that any other matters are likely to be brought before the meeting.




By Order of the Board of Directors,




Theodore R. Kallgren
Secretary

[ATTACHMENT - PROXY CARD]
PROXY
MLX Corp.
Norcross, Georgia

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1996
ANNUAL MEETING OF STOCKHOLDERS.

The undersigned shareholder of MLX Corp. hereby appoints Thomas
C. Waggoner, Alfred R. Glancy III, or W. John Roberts, or any of them, with full power of substitution to each, the proxies of the undersigned to vote, as designated below, the shares of the undersigned at the annual meeting of shareholders of MLX Corp. to be held on May 1, 1996 and at any adjournments thereof.

The undersigned directs this proxy to be voted as follows:

  1. APPROVAL OF THE ELECTION of all nominees for Director listed below:

     Brian R. Esher   Willem F. P. de Vogel  Alfred R. Glancy III
     S. Sterling McMillan, III
     W. John Roberts    J. William Uhrig      H. Whitney Wagner

    [ ]  For  all nominees for   [ ] Withholding authority to
         director listed above       vote for all nominees
        (except as marked to
         the contrary)

Instructions: To withhold authority to vote for any Individual
Nominee, write that Nominee's name in the space provided below.

--------------------------------------------------------------

  2. IN ACCORDANCE WITH THE BEST JUDGEMENT of the named proxies with respect to any other matter which may properly come before the meeting and any adjournment thereof.
     Unless a contrary direction is indicated, the shares represented by this proxy will be voted for all nominees for directors named above. If specific instructions are indicated, this proxy will be voted in accordance with such instructions.



Please vote, date and sign this proxy and return it at once, whether or not you expect to attend the meeting. You may vote in person if you do attend.

Date:________________________________

_____________________________________

_____________________________________
Signature(s)
Note: if signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.